Exhibit 4.3

                                                                  EXECUTION COPY

      THIS THIRD SUPPLEMENTAL INDENTURE dated July 2, 2002, between CIT GROUP INC. (formerly known as CIT Group Inc. (Del)), a Delaware corporation ("CIT"), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of New York (the "Trustee").

      WHEREAS, CIT Group Inc. (formerly known as Tyco Capital Corporation and Tyco Acquisition Corp. XX (NV) and successor to The CIT Group, Inc.), a Nevada corporation ("CIT Nevada"), as successor to (i) The CIT Group, Inc., a Delaware corporation ("CIT Delaware"), and (ii) Tyco Capital Holding Inc. (formerly known as CIT Holdings (NV) Inc.), a Nevada corporation ("Tyco Holding"), and the Trustee are parties to an Indenture dated as of September 24, 1998 (as supplemented by the First Supplemental Indenture dated June 1, 2001 and the Second Supplemental Indenture dated February 14, 2002, the "Indenture"), pursuant to which CIT Delaware authorized the issue of an unlimited amount of unsecured and unsubordinated debt securities (the "Debt Securities");

      WHEREAS, CIT Nevada has merged into Tyco Holding, and, effective as of the date hereof, Tyco Holding has subsequently merged into CIT, pursuant to Articles of Merger previously filed with the Nevada Secretary of State and a Certificate of Merger previously filed with the Delaware Secretary of State (together, the "Merger");

      WHEREAS, pursuant to the terms of the Merger and applicable law, CIT succeeded to all of the rights and obligations of CIT Nevada;

      WHEREAS, Section 15.01 of the Indenture requires as a condition to a merger of CIT Nevada, as the Corporation, with or into any other corporation that the successor corporation expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Debt Securities then outstanding and the performance and observance of each and every covenant, agreement and condition of the Indenture to be performed or observed by CIT Nevada, as the Corporation;

      WHEREAS, the parties wish to provide that CIT become the "Corporation" under the Indenture by reason of the Merger;

      WHEREAS, CIT has determined that this Third Supplemental Indenture complies with Section 14.01(b) of the Indenture and does not require the consent of the holders of any of the Debt Securities; and

      WHEREAS, all acts and things necessary to make this Third Supplemental Indenture a valid agreement of CIT according to its terms have been done and performed, and the execution and delivery of this Third Supplemental Indenture have in all respects been duly authorized by CIT;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE ONE

                       PROVISIONS OF GENERAL APPLICATION

Section 1.1 To be Read with Indenture

      This Third Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Third Supplemental Indenture shall hereafter be read together and shall have effect with respect to the Debt Securities as if all the provisions thereof and hereof were contained in one instrument.

Section 1.2 Interpretation

      In this Third Supplemental Indenture, unless there is something in the subject or context inconsistent therewith:

            (a) "Indenture", "herein", "hereby", "hereof" and similar expressions mean and refer to the Indenture and this Third Supplemental Indenture;

            (b) the expression "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Third Supplemental Indenture unless otherwise expressly stated; and

            (c) other expressions defined in the Indenture shall have the same meanings when used in this Third Supplemental Indenture.

                                  ARTICLE TWO

                          ASSUMPTION AND SUBSTITUTION

Section 2.1 Assumption and Substitution.

      By reason of the Merger and this Third Supplemental Indenture and effective as of the consummation of the Merger, CIT did and does agree to succeed to and be substituted for CIT Nevada, as the Corporation, with the same effect as if it had been named as the Corporation in the Indenture and to become liable and bound for, and to expressly assume, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Debt Securities outstanding as of the date hereof and the performance and observance of each and every covenant and condition of the Indenture on the part of CIT Nevada, as the Corporation, to be performed or observed.


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

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of CIT.

      CIT hereby represents and warrants as follows:

            (a) CIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has the company or corporate power and authority to assume the obligations of the Corporation under the Indenture and to execute, deliver and perform this Third Supplemental Indenture.

            (b) The execution, delivery and performance by CIT of this Third Supplemental Indenture and the assumption of the obligations of CIT Nevada under the Indenture (i) have been duly authorized by all necessary company action on its part, (ii) do not and will not contravene its certificate of incorporation or bylaws or the Indenture, any material law or any material contractual restriction binding on CIT or any of its material properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon any of its material properties.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by CIT of this Third Supplemental Indenture or for its assumption of the obligations of CIT Nevada under the Indenture.

            (d) This Third Supplemental Indenture is the legal, valid and binding obligation of CIT, enforceable against CIT in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (e) No litigation, investigation or proceeding of or before any arbitrator or governmental authority or other regulatory body is pending or, to its knowledge, threatened by or against CIT with respect to this Third Supplemental Indenture or any of the transactions contemplated hereby.

            (f) CIT is not, effective immediately following consummation of the Merger, in default in the performance of any covenant or condition in the Indenture.


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

                                  ARTICLE FOUR

                          FURTHER ASSURANCES REQUIRED

Section 4.1 Trustee Documents.

      CIT has delivered to the Trustee, pursuant to the Indenture, an Officers' Certificate and an Opinion of Counsel.

Section 4.2 Further Assurances Required.

      At any time and from time to time, upon the Trustee's request, CIT will promptly execute and deliver such documents and instruments and take such further actions as the Trustee may reasonably request to effect the purposes of this Third Supplemental Indenture, at the cost and expense of CIT.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

Section 5.1 Miscellaneous.

            (a) This Third Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            (b) This Third Supplemental Indenture is effective as of the consummation of the Merger.

            (c) This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

            (d) The recitals contained herein shall be taken as the statements of CIT, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.


                                             CIT GROUP INC., a Delaware
                                             corporation

                                             By: /s/ Glenn A. Votek
                                                ------------------------


                                             THE BANK OF NEW YORK,
                                             Trustee

                                             By:
                                                ------------------------


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

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.


                                             CIT GROUP INC., a Delaware
                                             corporation

                                             By:
                                                ------------------------


                                             THE BANK OF NEW YORK,
                                             Trustee

                                             By: /s/ Marie B. Trimboli
                                                ------------------------


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